Exhibit 99.1

Groupon Promotes Kal Raman SVP, Global Sales and Operations

CHICAGO - (BUSINESS WIRE)- Groupon (NASDAQ: GRPN) today announced that it has promoted Kal Raman to SVP, Global Sales and Operations, combining the company's sales and operations worldwide under one leadership. Raman will continue to oversee the Americas region and now adds EMEA and APAC regions, with Veit Dengler, SVP of International, reporting into him. Raman was previously SVP, Americas and will remain based in Chicago.

About Groupon
Groupon (NASDAQ: GRPN) launched in November 2008 in Chicago, features a daily deal on the best stuff to do, eat, see and buy in 48 countries around the world. Groupon uses collective buying power to offer huge discounts and provide a win-win for businesses and consumers, delivering more than 1,000 daily deals globally. To subscribe for the best deals in your city, visit http://www.groupon.com. To learn how to become a featured business, visit http://www.grouponworks.com.

Forward-Looking Statements
This announcement contains forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the factors included under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's Annual Report on Form 10-K, and the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the Securities and Exchange Commission, copies of which may be obtained by visiting the company's Investor Relations website at http://investor.groupon.com or the SEC's website at www.sec.gov. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

Press Contact:
Groupon
Julie Mossler
312.242.2033
Julie@groupon.com
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